Exhibit 5.1
                                                                   -----------


                                          March 20, 2002

The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, Delaware 19711

Wells Fargo Bank Minnesota, National Association
6th & Marquette
MAC N9311-161
Minneapolis, Minnesota 55479

         Re:      Registration Statement on Form S-3
                  (Registration No. 333-67076)
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Ladies and Gentlemen:

         I am the Chief Legal Officer, Executive Vice President and Secretary of BANK ONE CORPORATION, a Delaware Corporation ("BANK ONE"). BANK ONE is the parent corporation of First USA Bank, National Association, a national banking association (the "Bank"). I, or members of my staff subject to my supervision, have acted as counsel to the Bank, First USA Credit Card Master Trust (the "Master Trust") and Bank One Issuance Trust (the "Issuance Trust") in connection with the filing on the date hereof by such persons with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (Registration No. 333-67076) (as amended from time to time, the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), collateral certificates representing an undivided interest in certain assets of the Master Trust (each a "Collateral Certificate") and a series of notes to be issued by the Issuance Trust which will be secured initially by a Collateral Certificate (the "Notes").

         In connection herewith, I have examined and relied upon the Pooling and Servicing Agreement, dated as of September 1, 1992, as supplemented and amended as of the date hereof relating to the Master Trust, by and between the Bank, as transferor and servicer, and The Bank of New York (Delaware), as trustee (the "Master Trust Trustee") (the "Pooling and Servicing Agreement") which is incorporated by reference as an Exhibit to the Registration Statement. I have also examined and relied upon forms of the following documents (each of which is being filed concurrently herewith as an Exhibit to the Registration Statement): (i) the Amended and Restated Pooling and Servicing Agreement relating to the Master Trust by and between the Bank, as transferor and servicer, and the Master Trust Trustee, as trustee (the "Amended Pooling and Servicing Agreement"); (ii) the Series 2002-CC Supplement (the "Series Supplement") to the Amended Pooling and Servicing Agreement between the Bank, as transferor and servicer, and the Master Trust Trustee, as trustee; (iii) the Indenture (the "Indenture") between the Issuance Trust, as issuer, and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"); (iv) the Asset Pool One Supplement to the Indenture between the Issuance Trust, as issuer, and the Indenture Trustee, as indenture trustee and as collateral agent; (v) the ONEseries Indenture Supplement to the Indenture between the Issuance Trust as issuer, and the Indenture Trustee as indenture trustee and as collateral agent (the "ONESeries Supplement");
(vi) each of the Class A, Class B and Class C Terms Documents to the ONESeries Supplement to the Indenture by and between the Issuance Trust, as issuer, and the Indenture Trustee, as indenture trustee (together with the Asset Pool One Supplement and the ONESeries Supplement, the "Indenture Supplements"); (vii) the Transfer and Servicing Agreement between the Bank, as transferor, servicer and administrator, the Issuance Trust, as issuer, and the Indenture Trustee, as indenture trustee and as collateral agent (the "Transfer and Servicing Agreement"); (viii) the Trust Agreement between the Bank, as transferor, and the Wilmington Trust Company, as owner trustee (the "Owner Trustee"), establishing the Issuance Trust (the "Trust Agreement") and (ix) the Underwriting Agreement among the Issuance Trust as issuer, the Bank as transferor and servicer and the underwriters to be listed therein (the "Underwriting Agreement"). The documents listed above collectively will be referred to herein as the "Transaction Documents". I also have examined such corporate records, certificates and other documents, and reviewed such questions of law, as I have deemed appropriate.

         The Notes will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (each, a "Prospectus Supplement").

         In rendering the following opinions, I have assumed the accuracy and truthfulness of all public records of the Bank and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Bank acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations. I also have assumed the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. In addition, I have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time a Collateral Certificate is issued or the Notes are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Collateral Certificates and the Notes offered thereby and will comply with all applicable laws; (iii) all Collateral Certificates to be issued by the Master Trust and Notes to be issued by the Issuance Trust will be issued and sold in compliance with applicable federal and state laws and in a manner stated in the Registration Statement, Prospectus and appropriate Prospectus Supplement; (iv) at the time of the execution, authorization, issuance and delivery of the Collateral Certificates and the Notes, each of the appropriate Transaction Documents will be duly authorized and validly executed and delivered by the parties thereto, each in substantially the form filed as an exhibit to the Registration Statement; (iv) the Notes will be sold and delivered in accordance with the terms of the applicable Underwriting Agreement and as described in the Registration Statement, Prospectus and Prospectus Supplement(s) referred to therein; (v) the Issuance Trust will authorize the issuance of the Notes and the terms and conditions thereof and will take all other appropriate additional action; and (vi) the Bank and the Master Trust (or other appropriate transferor or issuer) will authorize the issuance of any Collateral Certificate and the terms and conditions thereof, and will take all appropriate action in connection with the authorization and issuance of the Collateral Certificate and will take all other appropriate additional action.

         I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, it is my opinion that:

         1. When a particular Collateral Certificate has been duly authorized, executed, delivered and issued in accordance with the Pooling and Servicing Agreement and the applicable series supplement against payment therefore, such Collateral Certificate will be validly issued, fully paid and non-assessable and entitled to the benefits provided by the Pooling and Servicing Agreement and the applicable series supplement.

         2. When the Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable Indenture Supplement, such Notes will be validly issued, fully paid, non-assessable and binding obligations of the Issuance Trust, and holders of the Notes will be entitled to the benefits of the Indenture and the applicable Indenture Supplements.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement without implying or admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or other rules and regulations of the Securities Act of 1933, as amended, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this exhibit.

                                                Very truly yours,

                                                /s/ CHRISTINE A. EDWARDS

                                                Christine A. Edwards